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                                                                    Exhibit 99.4

                             STATEMENT UNDER OATH OF
                 PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
                 CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

         I, Chester J. Popkowski, state and attest that:

         (1) To the best of my knowledge, based upon a review of the covered reports of National Service Industries, Inc., and, except as corrected or supplemented in a subsequent covered report:

         - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         (2) I have reviewed the contents of this statement with the Company's audit committee.

         (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         - Annual Report on Form 10-K for the fiscal year ended August 31, 2002 of National Service Industries, Inc.;

         - All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of National Service Industries, Inc., filed with the Commission subsequent to the filing of the Form 10-K identified above; and

         -        any amendments to any of the foregoing.


/s/ Chester J. Popkowski
------------------------------               Subscribed and sworn to
Chester J. Popkowski                         before me this 15th day of
November 15, 2002                            November, 2002.

                                             /s/ Rebecca Chay Wix
                                             ------------------------------
                                             Notary Public

                                             My Commission Expires: July 7, 2003